Exhibit 10.2

NEITHER THIS NOTE NOR ANY SECURITIES WHICH MAY BE ISSUED UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE OR OTHER SECURITIES LAW.  NEITHER THIS NOTE NOR ANY SUCH SECURITIES MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE OR OTHER SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED. IN ADDITION, THE SALE, TRANSFER, PLEDGE OR OTHER TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF MAY 1, 2014 AMONG THE COMPANY AND EACH OF THE PARTIES SPECIFIED THEREIN, WHICH STOCK PURCHASE AGREEMENT MAY BE EXAMINED AT THE PRINCIPAL OFFICES OF THE COMPANY.

MASSIVE INTERACTIVE, INC,

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $5,500,000	MAY 1, 2014

MASSIVE INTERACTIVE, INC., a Nevada corporation (the “Company”), with its principal office at 56th Floor, 10 Lower Thames Street London EC3R 6AF, United Kingdom, for value received, promises to pay to the order of WUNDERKIND, GROUP PTY LTD. (“Noteholder”), the Principal Amount set forth above plus interest thereon calculated from the date of each such advance to the Company until paid at the annual rate of half a percent (0.5%), compounded annually.  All outstanding and unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable in lawful money of the United States in full on May 1, 2015 (the “Maturity Date”), unless this Note shall have been previously converted pursuant to Section 2 hereof, in which case all outstanding principal under this Note shall be satisfied in full by virtue of such conversion and the issuance and delivery of fully paid and non-assessable shares of Conversion Stock to the Holder of this Note as set forth in Section 2 hereof and all accrued interest thereon will be due and payable in lawful money of the United States at the time of such conversion.  Principal and interest not paid when due shall bear interest at one percent (1%) per annum as of the due date and shall be payable on demand.  Payments by the Company shall be applied first to any and all accrued interest through the payment date and second to the principal remaining due hereunder or upon conversion hereof.

The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

1.           Definitions.  As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1.           “Company” includes any corporation or other entity which shall succeed to or assume the obligations of the Company under this Note.

1.2.           “Company Common Stock” shall mean the Company’s Common Stock, $0.001 par value per share.

1.3.            “Note” shall mean this Convertible Promissory Note.

1.4.           “Noteholder”, “holder”, or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

2.           Conversion.

2.1.           Voluntary Conversion.   At any time on or after May 1, 2014, until the date this Note is paid in full, the Noteholder will have the right to convert all or part of the outstanding principal on this Note into a numbers of shares of Company Common Stock equal to forty-five percent (45%) of the total shares of Company Common Stock issued and outstanding on a fully diluted basis (or the appropriate pro rata amount, in case of conversion of part of the outstanding principal) on the date of conversion (the “Conversion Stock”).  Conversion as described in this Section 2.1 shall occur only upon surrender of this Note for conversion at the principal office of the Company, accompanied by written notice of election to convert in the form of Exhibit A hereto, which notice shall be delivered no later than thirty (30) days prior to the Maturity Date.

2.2.           Reservation of Stock.  The Company has taken all necessary corporate action and obtained all necessary consents and approvals to authorize the issuance of this Note, and as of the closing of a conversion of this Note will take all necessary corporate action and will obtain all necessary consents and approvals to authorize the issuance or transfer of the shares of Conversion Stock upon the conversion of this Note pursuant to Section 2.1 above.

2.3.           Fully Paid Shares; Certificates.  All shares of Conversion Stock issued or transferred upon the conversion of this Note shall be validly issued, fully paid, non-assessable and free and clear of any claims, liens or encumbrances.  The certificates representing the shares of Conversion Stock issued upon conversion hereof shall be delivered to the Noteholder against surrender of this Note.

2.4.           No Rights or Liabilities as Shareholder.  This Note does not by itself entitle the Noteholder to any voting rights or other rights as a shareholder of the Company.  In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder shall cause such holder to be a shareholder of the Company for any purpose by virtue hereof.

3.           Waivers.  The Company waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor.  No delay on the part of the Noteholder in exercising any right hereunder shall operate as a waiver of such right under this Note.

4.           Events of Default.  The Company shall be in default under this Note if any payment of principal or interest is not paid within twenty (20) business days of when the same is due and payable.  If an event of default shall occur and be continuing, the entire principal amount of this Note, together with the accrued interest, shall become and be immediately due and payable, without presentment, demand, protest or notice of any kind.

5.           Collection.  If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by the Noteholder.

6.           Usury Savings Clause.  The Company and the Noteholder intend to comply at all times with applicable usury laws.  If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Company's and the Noteholder's express intention that the Company not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 6 shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Noteholder to the Company), and the provisions hereof shall be immediately reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

7.           General Provisions.

7.1.           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by certified mail return receipt requested, postage prepaid, at the respective addresses of the parties as set forth on the first page hereof.  Any party hereto may change such address by notice hereunder.  Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

7.2.           Severability; Headings.  In case any provision of this Note shall be declared by a court to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby, unless to do so would deprive the Noteholder or the Company of a substantial part of its bargain.  Such court may reform such invalid, illegal or unenforceable provision so as to give the maximum permissible effect to the intentions of the parties as expressed in this Note.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

7.3.           Entire Agreement; Changes.  This Note and the Stock Purchase Agreement between the Company and Noteholder of even date herewith contains the entire agreement between the parties hereto superseding and replacing any prior agreement or understanding relating to the subject matter hereof.  Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

7.4.           Law Governing.  This Note shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Delaware, excluding that body of law applicable to conflicts of law.

7.5.           Specific Performance.  The Company and Noteholder agree that it is impossible to measure in money damages which will accrue to Noteholder by reason of a failure of the Company to allow a conversion to Conversion Stock pursuant to the terms hereof.  Therefore, if Noteholder shall institute any action or proceeding to enforce the provisions hereof relating to such conversion, the Company hereby waives the claim or defense therein that there is an adequate remedy at law.

7.6.           Subordination.  This Note and Noteholder’s interest hereunder is subordinate and junior in right to any present and future primary commercial lender of the Company.  Noteholder agrees to execute documents reasonably requested by the Company to evidence such subordination.

IN WITNESS WHEREOF, each party has caused this Note to be signed in its name this 1 day of May, 2014.

THE COMPANY:	MASSIVE INTERACTIVE, INC.

	By:	/s/ Antaine Furlong
Antaine Furlong
Chief Financial Officer

NOTEHOLDER:	WUNDERKIND, GROUP PTY LTD.,

	By:	/s/ Monique Ellis
Monique Ellis
Managing Director

EXHIBIT A

(Form of conversion notice to be executed
by the Noteholder at the time of the conversion)

To Massive Interactive, Inc.:

The undersigned, holder of that certain Convertible Promissory Note in the principal amount of $5,500,000 dated May 1, 2014, issued by Massive Interactive, Inc. (the “Note”), hereby exercises its right to convert all principal and accrued but unpaid interest of said Note into [______]  shares of Common Stock of Massive Interactive, Inc. pursuant to the terms of the Note.

Please issue the certificate for the shares as follows:

Print or Type Name

 Social Security or Other Identifying Number

 Street Address

City	State	Zip Code

and deliver it to the above address, unless a different address is indicated below.

By:
Name:
Title:
Date: _______________
(Signature must conform in all respects to name of holder as specified on the face of the Note or, if the Note has been transferred without reissuance by the Company, the registered holder's name as specified in the Company's records)

A-1